Exhibit A - File No. 70-7833


              NATIONAL FUEL RESOURCES, INC.

                    INCOME STATEMENT
                       (Unaudited)

                                                    Three Months   Twelve Months
                                                       Ended           Ended
                                                   December 1996   December 1996
                                                   -------------   -------------

        Operating Revenues:
          Gas - Retail                              $ 9,099,078     $51,514,129
          Gas - Wholesale                             4,427,739      10,869,843
          Other                                         (12,235)      1,038,227
                                                    -----------     -----------
                                                     13,514,582      63,422,199
                                                    -----------     -----------

        Operating Expenses:
          Purchase Gas                               12,646,211      58,914,523
          General & Administrative                      510,176       1,732,406
          Depreciation, Depletion & Amortization          4,327          14,064
          Franchise & Other Taxes                        68,610          57,852
                                                    -----------     -----------
                                                     13,229,324      60,718,845
                                                    -----------     -----------

        Operating Income                                285,258       2,703,354
                                                    -----------     -----------

        Interest Income                                 166,080         539,282
        Interest Expense                                  4,159          17,608
        Amortization & Misc. Deducts                    (12,456)        (64,312)
                                                    -----------     -----------
                                                        174,377         585,986
                                                    -----------     -----------

        Net Income (Loss) Before Tax                    459,635       3,289,340
                                                    -----------     -----------

        Income Taxes:
          Federal                                       199,542       1,514,833
          State                                          17,227         130,771
          Deferred                                      (46,165)       (419,376)
                                                    -----------     -----------
                                                        170,604       1,226,228
                                                    -----------     -----------

        Net Income                                  $   289,031     $ 2,063,112
                                                    ===========     ===========